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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Semiconductor HOLDRS/SM/ Trust
             (Exact name of registrant as specified in its charter)

New York                                            not applicable
(State of incorporation or organization)           (I.R.S. Employer
                                                  Identification No.)
c/o The Bank of New York, as Trustee
101 Barclay Street, 22-W
New York, New York                                       10286
(Address of principal executive offices)              (Zip Code)

   Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                   Name of each exchange on which
      to be so registered:                  each class is to be registered:

      Semiconductor HOLDRS                      American Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration file number to which this form relates:

     333-33362

     Securities to be registered pursuant to Section 12(g) of the Act:

     None
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

     The description of the 1,000,000,000 Depositary Receipts to be issued by the Semiconductor HOLDRS Trust (the "Semiconductor HOLDRS") to be registered hereunder is set forth under the caption entitled "Description of Semiconductor HOLDRS" in the prospectus (the "Prospectus"), which description is hereby incorporated by reference. The Prospectus will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 and such Prospectus will be incorporated by reference in this registration statement, Form 8-A, upon its filing.

Item 2.      Exhibits.

       1. Form of Depositary Trust Agreement is set forth in Exhibit 4.1 to the registrant's Registration Statement on Form S-1 (Registration No. 333-33362) (the "Registration Statement") and is incorporated herein by reference.

       2. Form of Semiconductor HOLDRS is set forth in Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 MERRILL LYNCH, PIERCE, FENNER & SMITH
                                   INCORPORATED,
                                   as Initial Depositor, on behalf of
                                   Semiconductor HOLDRS Trust



Date: May 4, 2000                By:      /x/ Stephen G. Bodurtha
                                    ---------------------------------------
                                       Name:  Stephen G. Bodurtha
                                       Title: Attorney-in-Fact